Exhibit 10.10

Seventh Amended and Restated Rent Supplement

(Stanton/Brady/Celeste Lease)

January 1, 2015

This Seventh Amended and Restated Rent Supplement (this “Seventh Amended Supplement”) between Sharyland Distribution and Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on January 14, 2015, to memorialize supplements to the S/B/C Lease (as defined below), effective as of January 1, 2015. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the S/B/C Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets) dated December 1, 2014 (as amended from time to time in accordance with its terms, the “S/B/C Lease”);

WHEREAS, Lessor and Lessee executed a Sixth Amended and Restated Rent Supplement (Stanton/Brady/Celeste Lease) dated January 1, 2015 (the “Sixth Amended Supplement”);

WHEREAS, on August 15, 2014, Lessee filed an application for interim update of wholesale transmission rates pursuant to PUC SUBST. R. 25.192(h) (the “August TCOS Filing”), and on October 3, 2014, the PUCT approved the August TCOS filing, allowing Lessee to begin billing based on the updated wholesale transmission rate;

WHEREAS, additional Capital Expenditures subsequent to those included in the August TCOS Filing have been placed in service, a portion of which constitutes Incremental CapEx under the S/B/C Lease; and

WHEREAS, the Parties wish to amend and restate the Sixth Amended Supplement to memorialize Rent supplements that result from the Incremental CapEx.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Sixth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2. The S/B/C Lease, except as supplemented by this Seventh Amended Supplement, shall remain in full force and effect.

Incremental CapEx:

2011	$4,212,000
2012	$14,873,337
2013	$43,422,100
2014	$26,926,919	*
	$47,463,969	**
	$28,000,000	***

(total 2014)	$102,390,888
2015	$83,149,447	****
	$219,040,435	*****

(total 2015)	$302,189,883

STANTON BRADY CELESTE LEASE

*	Represents the amount of distribution Incremental CapEx that was incurred during 2014. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Fourth Amended and Restated Rent Supplement Schedule (Stanton/Brady/Celeste Lease) dated January 1, 2014 and February 25, 2014 (the “Fourth Amended Supplement”) effective January 1, 2014.
**	Represents the amount of transmission Incremental CapEx that was included as part of a January 2014 TCOS Filing. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Fourth Amended Supplement effective February 25, 2014.
***	Represents the estimated amount of transmission Incremental CapEx that was incurred from August 1, 2014 through December 31, 2014. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of this Seventh Amended Supplement as of January 1, 2015.
****	Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service during 2015, with a weighted average in service date of July 1, 2015. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Sixth Amended Supplement effective January 1, 2015.
*****	Represents the amount of transmission Incremental CapEx that is expected to be placed in service in 2015, with a weighted average in service date of October 1, 2015. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Sixth Amended Supplement effective January 1, 2015.

Lessee CapEx:

2011	$1,232,807
2012	$1,969,693
2013	$2,920,207
2014	$4,098,663	*
2015	$7,005,000	**

*	Represents the amount of Lessee CapEx that the Parties expect during 2014. Rent supplements with respect to this Lessee CapEx were agreed to and memorialized as part of the Fourth Amended Supplement effective January 1, 2014.
**	Represents the amount of Lessee CapEx that the Parties expect during 2015, with a weighted average in service date of July 1, 2015. Rent supplements with respect to this Lessee CapEx were agreed to and memorialized as part of the Sixth Amended Supplement effective January 1, 2015.

Base Rent:

2011	$18,111,535
2012	$18,669,636
2013	$21,784,564
2014	$29,282,849	*
2015	$40,031,598	**

*	Through the date that this Seventh Amended Supplement is executed and delivered, Lessee has made aggregate 2014 Base Rent payments of $24,269,833. Lessee will make a monthly 2014 Base Rent payment of $2,506,508 on each of January 15, 2015 and February 15, 2015. Following these payments, the aggregate amount of 2014 Base Rent paid to Lessor under the S/B/C Lease will equal the asterisked amount above.

STANTON/BRADY/CELESTE LEASE

**	Lessee will make a monthly 2015 Base Rent payment of $3,037,196 on the 15th day of each month beginning on March 15, 2015 through May 15, 2015 (with respect to January 2015 through March 2015). Following these payments, Lessee will make a monthly 2015 Base Rent payment of $3,272,939 on June 15, 2015 through December 15, 2015 (with respect to April 2015 through October 2015). Following these payments, Lessee will make a monthly 2015 Base Rent payment of $4,004,717 on each of January 15, 2016 and February 15, 2016 (with respect to November and December 2015). Following these payments, the aggregate amount of 2015 Base Rent paid to Lessor under the S/B/C Lease will equal the asterisked amount above.

Percentage Rent

Percentages:

2011	29.019%
2012	24.206%
2013	25.1%
2014	24.2%
2015	23.4%

Annual Percentage Rent

Breakpoints:

2011	$27,111,535
2012	$27,669,636
2013	$30,784,564
2014	$34,424,230
2015	$43,277,786

Revenues Attributable to

Lessee CapEx:

2013	$1,357,683
2014	$4,428,811
2015	$7,428,227

Original

Base CapEx:

	Original Base CapEx	CapEx Placed in Service	Incremental CapEx	Accumulation of Deficit
2010	$0	$0	$0	$0
2011	$8,500,000	$12,712,000	$4,212,000	$0
2012	$8,780,045	$23,653,383	$14,873,338	$0
2013	$9,054,421	$52,476,521	$43,422,100	$0
2014	$9,337,372	$111,728,260	$102,390,888	$0
2015	$9,629,165	$311,819,047	$302,189,882	N/A

STANTON/BRADY/CELESTE LEASE

ERCOT Transmission Rate
Allocation:	before June 20, 2013: 0%
between June 20 and October 17, 2013: 6.9%
between October 17 and February 25, 2014: 3.4%
between February 25 and May 1, 2014: 8.5%
between May 1 and October 3, 2014: 8.3%
between October 3, 2014 and March 31, 2015: 7.3%
between April 1, 2015 and August 31, 2015: 9.4%
starting September 1, 2015: 16.9%

Term of Rent Supplement: Expires 12/31/15.

STANTON/BRADY/CELESTE LEASE

The Parties have executed this Seventh Amended Supplement to the S/B/C Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

STANTON/BRADY/CELESTE LEASE